EXHIBIT 15.1

August 5, 2004

The Board of Directors and Stockholders of Rigel Pharmaceuticals, Inc.

We are aware of the incorporation by reference in the Registration Statements (Forms S-3 No. 333-112746, No. 333-111777, No. 333-106942, No. 333-74906 and No. 333-87276) of Rigel Pharmaceuticals, Inc. and in the related Prospectuses, and in the Registration Statements (Forms S-8 No. 333-111782, No. 333-107062, No. 333-106532, No. 333-51184 and No. 333-72492) pertaining to the 2000 Equity Incentive Plan, 2000 Employee Stock Purchase Plan, 2000 Non-Employee Directors’ Stock Option Plan and 2001 Non-Officer Equity Incentive Plan of Rigel Pharmaceuticals, Inc., related to the sale of common shares, and in the related prospectuses, as applicable, contained in such Registration Statements of our report dated July 20, 2004, relating to the unaudited condensed interim financial statements of Rigel Pharmaceuticals, Inc. that are included in its Form 10-Q for the quarter ended June 30, 2004.

Very truly yours,

/s/ERNST & YOUNG LLP